Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Appoints
Christy Haubegger to Board of Directors

LOS ANGELES (March 19, 2019)-Hudson Pacific Properties, Inc. (NYSE: HPP) announced today that media and entertainment executive Christy Haubegger has been appointed to the company’s Board of Directors. Effective March 14, 2019, Haubegger succeeds outgoing board member Michael Nash of Blackstone.

Haubegger has served in multiple senior positions in the publishing and entertainment industries. Most recently, she has been employed by leading sports and entertainment agency Creative Artists Agency (CAA), where she leads multicultural business development for the agency and provides insights on diverse markets to CAA’s clients.

“Hudson Pacific is thrilled to welcome Christy Haubegger to our Board,” said Victor Coleman, Chairman and Chief Executive Officer of Hudson Pacific Properties. “Christy’s extensive experience in the media and entertainment industries, as well as her demonstrated leadership throughout her business career, will significantly contribute to our company’s continued success.”

Coleman added, “We are grateful to Michael Nash for his years of service and the tremendous knowledge he brought to the Board. We look forward to continuing our relationship with him and Blackstone in the future.”

Prior to her work with CAA, Haubegger founded Latina Magazine in 1996 and served as publisher, president, and CEO until 2001. Additionally, Haubegger has served as a producer on several motion pictures, including Spanglish in 2004. She currently also serves on the board of NYSE-listed company RTW Retailwinds, Inc.

Haubegger earned her BA at the University of Texas at Austin and her law degree from Stanford University.

About Hudson Pacific Properties
Hudson Pacific Properties is a real estate investment trust that owns and operates more than 17 million square feet of office and studio properties. Focused on premier West Coast epicenters of innovation, media and technology, its anchor tenants include Fortune 500 and leading growth companies such as Netflix, Google, Square, Uber, NFL Enterprises and more. Hudson Pacific is publicly traded on the NYSE under the symbol HPP, and listed as a component of the Russell 2000® and the Russell 3000® indices. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking

Hudson Pacific Properties, Inc.
Press Release

statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission, or SEC, on February 19, 2019, and other risks described in documents subsequently filed by the company from time to time with the SEC.

Contact
Laura Campbell
Senior Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com